    As filed with the Securities and Exchange Commission on November 25, 1998

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GENTIA SOFTWARE plc
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          England and Wales                                   None
-------------------------------------                 --------------------------
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                        Tuition House, St. George's Road,
                           Wimbledon, London SW19 4EU
                               011-44-181-971-4000
                      -------------------------------------
                        (Address, including zip code, and
                        telephone number, including area
                      code, of principal executive offices)

         Planning Sciences International plc 1996 Equity Incentive Plan
         --------------------------------------------------------------
                            (Full title of the plan)

                         William J. Grant, Jr., Esquire
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                               Proposed        Proposed
Title of                       maximum         maximum            Amount of
securities to  Amount to be    offering price  aggregate          registration
be registered  registered      per share       offering price     fee
--------------------------------------------------------------------------------
Ordinary
Shares,(pound)
0.15
nominal value
per share       3,090,000      $3.84375        $11,877,187.50     $3,301.86

------------------------

      (1) This Registration Statement covers 3,090,000 additional shares authorized to be sold under the Planning Sciences International plc 1996 Equity Incentive Plan (the "Plan").

      (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Gentia Software plc, a public limited company incorporated under the laws of England and Wales (the "Company"), are incorporated herein by reference:

                   (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1997, filed pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

                   (b) The Company's Reports of Foreign Issuer on Form 6-K, filed on May 20, 1998, August 4, 1998, November 3, 1998 and November 9, 1998, respectively, pursuant to the Exchange Act;

                   (c) The Company's Current Report on Form 8-K, filed on February 25, 1998, pursuant to the Exchange Act;

                   (d) The Company's Registration Statement on Form S-8, filed on December 2, 1996; and

                   (e) The description of the ordinary shares of the Company, par value (pound) 0.15 per share (the "Ordinary Shares"), incorporated by reference into the Company's Registration Statement on Form 8-A (Registration No. 0-28300) filed on April 24, 1996 pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form F-1, declared effective on April 29, 1996.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8.  EXHIBITS

Exhibit No.

         5 Opinion of Field Fisher Waterhouse as to the validity of the shares to be issued.

         23.1     Consent of Ernst & Young, Chartered Accountants.

         23.2     Consent of Field Fisher Waterhouse (contained in Exhibit 5).

         24 Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of November, 1998.

                                        GENTIA SOFTWARE plc



                                        By: /s/ Paul R. Rolph
                                            -------------------------
                                            Paul R. Rolph
                                            Chief Executive Officer

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints William J. Grant, Jr. as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                         Title                        Date

/s/ Paul R. Rolph           Chief Executive Officer and       November 19, 1998
------------------------    Director (Principal Executive
Paul R. Rolph               Officer)

/s/ George F. Sprenkle      Chief Financial Officer and       November 19, 1998
-------------------------   Director (Principal Financial
George F. Sprenkle          and Accounting Officer)

/s/ R. Alan Wallman         Director                          November 19, 1998
-------------------------
R. Alan Wallman

/s/ James R. H. Buchanan    Director                          November 19, 1998
-------------------------
James R. H. Buchanan

/s/ Anthony K. Fox          Director                          November 19, 1998
------------------------
Anthony K. Fox

                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
----------        ----------------------

     5 Opinion of Field Fisher Waterhouse as to the validity of the shares to be issued.

     23.1         Consent of Ernst & Young, Chartered Accountants.

     23.2         Consent of Field Fisher Waterhouse (contained in Exhibit 5).

     24 Powers of Attorney (reference is made to the signature page herein).